       As filed with the Securities and Exchange Commission on December 6, 1996
                                               Registration No. 333-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              TELEGEN CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                                    84-0672714
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)
                               101 SAGINAW DRIVE
                        REDWOOD CITY, CALIFORNIA  94063
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       EMPLOYEE STOCK OPTION AGREEMENTS
                   OUTSIDE DIRECTOR STOCK OPTION AGREEMENTS
                                1996 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 DIRECTOR OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                               WARREN M. DILLARD
                          CHIEF OPERATING OFFICER AND
                            CHIEF FINANCIAL OFFICER
                              TELEGEN CORPORATION
                               101 SAGINAW DRIVE
                        REDWOOD CITY, CALIFORNIA  94063
                                (415) 261-9400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copy to:
                                   -------
                           THOMAS C. DEFILIPPS, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                        PROPOSED           PROPOSED
               TITLE OF                                 AMOUNT          MAXIMUM            MAXIMUM
            SECURITIES TO                               TO BE           OFFERING          AGGREGATE            AMOUNT OF
            BE REGISTERED                             REGISTERED    PRICE PER SHARE     OFFERING PRICE      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock
 -  Employee Stock Option Agreement
    shares subject to outstanding options              1,004,283         $ 5.00          $ 5,021,415.00         $1,521.64

 -  Outside Director Stock Option Agreement
    shares subject to outstanding options                 61,000         $ 5.00          $   305,000.00         $   92.42

 -  1996 Employee Stock Purchase Plan                    200,000         $10.77A(1)      $ 2,154,750.00         $  652.95

 -  1996 Director Stock Option Plan                      300,000         $12.68A(2)      $ 3,802,500.00         $1,152.27

 -  1996 Stock Plan                                      500,000         $12.68(2)       $ 6,337,500.00         $1,920.45

TOTALS                                                 2,065,283                         $17,621,165.00         $5,339.75
                                                       =========                         ==============         =========

--------------------
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the average of the high and low sale prices reported in the Nasdaq SmallCap Market for the five trading day period ending December 5, 1996.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 100% of the average of the high and low sale prices reported in the SmallCap Market for the five trading day period ending December 5, 1996.
================================================================================

                              TELEGEN CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------


    There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Telegen Corporation (the "Company") with the Securities and Exchange Commission:

    1. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996 filed on November 12, 1996.

    2. The Information Statement and Prospectus of Solar Energy Research Corp., a Colorado corporation ("SERC," subsequently redomiciled in California and renamed "Telegen Corporation") included in SERC's Registration Statement on Form S-4 (Reg No. 333-4037) filed on May 17, 1996, as amended (the "Form S-4").

    3. The description of the Company's Common Stock contained in Form 10-SB, filed pursuant to Section 12 of the Exchange Act on May 12, 1993, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES
        -------------------------

        Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

        Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's Employee Stock Option Agreements, 1996 Director Stock Option Plan, 1996 Stock Plan and 1996 Employee Stock Purchase Plan, be legally and validly issued, fully paid and non-assessable. As of the date of this Registration Statement, a member of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and investment partnerships of which members of such firm are partners beneficially own 10,000 shares of the Company's Common Stock.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------

        The Bylaws of the Company provide for indemnification of agents of the Company, including officers and directors, who were or are parties or are threatened to be made parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal thereof, that arise by reason of the fact that any such persons are or were agents of the Company. Section 317 of the California Corporations Code authorizes a court to award, or a Company's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Amended Articles of Incorporation provide for indemnification of directors to the maximum extent permitted by California law. Pursuant to the authority provided in its Amended Articles of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service of the Company, and providing for certain other protections.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

        Not Applicable.

ITEM 8. EXHIBITS
        --------

Exhibit
Number                                      Document
------          ----------------------------------------------------------------

   4.1          Form of Employee Stock Option Agreement.

   4.2          Form of Outside Director Stock Option Agreement

   4.3          1996 Employee Stock Purchase Plan, and form of Subscription
                Agreement.

   4.4 1996 Director Option Plan, form of Stock Option Agreement and form of Stock Award Agreement.

   4.5          1996 Stock Plan, and form of Stock Option Agreement.

   5.1 Opinion of counsel as to legality of securities being registered.

  23.1          Consent of Independent Accountants (Coopers & Lybrand L.L.P.).

  23.2          Consent of Independent Public Accountants (Cordovano and
                Company, P.C.).

  23.3 Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

  24.1          Power of Attorney (see page II-5).


ITEM 9.     UNDERTAKINGS
            ------------

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporation Law, the Amended Articles of Incorporation and the Bylaws of the Company, Indemnification Agreements entered into between the Registration and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on November 12, 1996.

                                     TELEGEN CORPORATION


                                By:       /s/ Jessica L. Stevens
                                  ---------------------------------------------
                                          Jessica L. Stevens, President
                                          and Chief Executive Officer



                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jessica L. Stevens and Warren M. Dillard or either of them, acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                    TITLE                               DATE
-----------------------------   -------------------------------------------------   -----------------
/s/ JESSICA L. STEVENS          President, Chief Executive Officer and Director     November 12, 1996
-----------------------------   (principal executive officer)
    Jessica L. Stevens

/s/ WARREN M. DILLARD           Chief Operating Officer, Chief Financial Officer    November 12, 1996
-----------------------------   and Director
    Warren M. Dillard           (principal finance and accounting officer)

/s/ BONNIE A. CRYSTAL           Executive Vice President, Secretary and Director    November 12, 1996
-----------------------------
    Bonnie A. Crystal

/s/ FREDRICK T. LEZAK, JR.      Director                                            November 26, 1996
-----------------------------
    Fredrick T. Lezak, Jr.

/s/ JAMES R. IVERSON            Director                                            November 26, 1996
-----------------------------
    James R. Iverson

/s/ LARRY J. WELLS              Director                                            November 26, 1996
-----------------------------
    Larry J. Wells